Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT OR THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

SOLIGENIX, INC.

Warrant for the Purchase of Shares of
Common Stock

No. CSW12-02	Original Issue Date December 20, 2012

FOR VALUE RECEIVED, SOLIGENIX, INC., a Delaware corporation (the "Company"), hereby certifies that Sigma-Tau Pharmaceuticals, Inc. (the “Holder”), is entitled to purchase from the Company, at any time or from time to time commencing after the Original Issue Date and expiring at 5:00 P.M., New York City time, on the fifth (5th) anniversary after the Original Issue Date, that “Expiration Date” being December 19, 2017 (as such date may be changed pursuant to Section 2 hereof), Three Hundred Fifty Seven Thousand and Sixty Nine (357,069), fully paid and non-assessable shares of Common Stock, par value $.001 per share, of the Company (the “Warrant Shares”) for a per share exercise price equal to $0.53 per share (the “Per Share Warrant Price”). The Per Share Warrant Price is subject to adjustment as hereinafter provided. The Warrant Shares may be exercised during the period commencing with the date that is six months after the original issuance date.  Capitalized terms used and not otherwise defined in this Warrant shall have the meanings specified in Section 9, unless the context otherwise requires.

1.             Exercise of Warrant.

(a)           This Warrant may be exercised, in whole at any time or in part from time to time, commencing after the Original Issue Date and expiring at 5:00 P.M., New York City time, on the Expiration Date (with the Exercise Notice at the end of this Warrant duly executed) at the address set forth in Section 10 hereof, together with payment of the Per Share Warrant Price multiplied by the number of Warrant Shares to which such exercise relates made by delivery to the Company of one or more types of Permitted Consideration.

(b)           If this Warrant is exercised in part, the Company will deliver to the Holder within ten Trading Days of the date such Holder delivers to the Company this Warrant and an Exercise Notice, together with the payment of the aggregate Per Share Warrant Price for such exercise, a new Warrant covering the Warrant Shares which have not been exercised.  By the expiration of the third Trading Day following the Holder’s delivery of a Warrant, together with an Exercise Notice and the payment of the aggregate Per Share Warrant Price for such exercise, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined by reference to the closing sales price of the Common Stock on the date of the Exercise Notice), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

(c)           If, six months after the Original Issue Date, the Warrant Shares to be issued are not registered and available for resale by the Holder pursuant to a registration statement, then the Holder may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making a cash payment of Permitted Consideration, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula:

Net Number = (A x B) – (A x C)
B
For purposes of the foregoing formula:

A=the total number of Warrant Shares with respect
to which this Warrant is then being exercised.

B=the average of the closing sales prices for the five
Trading Days immediately prior to (but not including)
the day that the Holder delivers the Exercise Notice at issue.

C=the Per Share Warrant Price;

provided, however that Holder may not exercise this Warrant in whole or in part pursuant to this Section 1(c) if a registration statement has been filed but the Holder is not permitted to use the prospectus included in such registration statement.

(d)           If, by the third Trading Day after the date that the Holder delivers an Exercise Notice, together with the payment of the aggregate Per Share Warrant Price for such exercise, the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 1(b), then the Holder will have the right to rescind such exercise.

(e)           If, by the third Trading Day after the date that the Holder delivers an Exercise Notice, together with the payment of the aggregate Per Share Warrant Price for such exercise, the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 1(b), and if after such third Trading Day and prior to the receipt of such Warrant Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

2.             Company’s Option to Change Expiration Date.

Notwithstanding anything herein to the contrary, in the event that (i) the closing sales price per share of Common Stock is in excess of 300% of the Per Share Warrant Price (as may be adjusted pursuant to Section 3) for any twenty (20) Trading Days during any thirty (30) consecutive Trading Days, (ii) the Warrant Shares are either registered for resale pursuant to an effective registration statement naming the Holder as a selling stockholder thereunder (and the prospectus thereunder is available for use by the Holder as to all then available Warrant Shares) or freely transferable without volume restrictions pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), as determined by counsel to the Company pursuant to a written opinion letter addressed and in form and substance reasonably acceptable to the Holder and the transfer agent for the Common Stock, during the entire twenty (20) Trading Day period referenced in (i) above through the expiration of the Call Date as set forth in the Company’s notice pursuant to this Section (the “Call Condition Period”), and (iii) the Company shall have complied in all material respects with its obligations under this Warrant, then, subject to the conditions set forth in this Section, the Company may, in its sole discretion, elect to change the Expiration Date to 5:00 P.M., New York City time on the Holder’s warrants on the date that is thirty (30) days after written notice thereof (a “Call Notice”) is received by the Holder (the “Call Date”) at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice; provided, that the conditions to giving such notice must be in effect at all times during the Call Condition Period or any such notice shall be null and void.

3.             Certain Adjustments.  The Per Share Warrant Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 3.

(a)  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Per Share Warrant Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)  If, at any time while this Warrant is outstanding, (1) the Company effects any merger or consolidation of the Company with or into another person, (2) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (3) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then thereafter this Warrant shall represent the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration").  For purposes of any such exercise, the determination of the Per Share Warrant Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Per Share Warrant Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder's option and request, any successor to the Company or surviving entity (and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the Holders of Common Stock are entitled to receive as a result of such Fundamental Transaction) in such Fundamental Transaction shall, either (1) issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Per Share Warrant Price upon exercise thereof, or (2) purchase the Warrant from the Holder for a purchase price, payable in cash within five trading days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity (and, if an entity different from the successor or surviving entity, the entity whose capital stock or assets the Holders of Common Stock are entitled to receive as a result of such Fundamental Transaction) to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)           Simultaneously with any adjustment to the Per Share Warrant Price pursuant to Section 3(a), the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Per Share Warrant Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Per Share Warrant Price in effect immediately prior to such adjustment.

(d)           All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

(e)           Upon the occurrence of each adjustment pursuant to this Section 3, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Per Share Warrant Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's transfer agent.

4.              Fully Paid Stock; Taxes.

The Company agrees that the shares of Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price.  The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5.              Registration Under Securities Act .

(a)           The Holder shall, with respect to the Warrant Shares, have normally accorded registration rights.  By acceptance of this Warrant, the Holder agrees to comply with the provisions of normally accorded registration rights.

(b)           Until the later of (i) such time as the Holder shall be eligible to resell all of its Warrant Shares without volume restrictions pursuant to Rule 144  (assuming Holder is not an “affiliate” of the Company, as defined in Rule 144), as evidenced by a legal opinion to such effect delivered by the Company’s counsel and acceptable to each of the Company’s transfer agent and the Holder, or (ii) the date on which all Warrant Shares have been sold under a Registration Statement or pursuant to Rule 144, the Company shall use its reasonable best efforts to file with the Securities and Exchange Commission all current reports and the information as may be necessary to enable the Holder to effect sales of the Warrant Shares in reliance upon Rule 144.

6.             Investment Intent; Restrictions on Transferability.

(a)           The Holder represents, by accepting this Warrant that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  Certificates representing Warrant Shares may bear the restrictive legend set forth on the first page hereof.  The Holder understands that the Holder must bear the economic risk of such Holder’s investment in this Warrant and any Warrant Shares or other securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such Warrant Shares or other securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, or an exemption from such registration is available.

(b)           The Holder, by such Holder’s acceptance of this Warrant, represents to the Company that such Holder is acquiring this Warrant and will acquire any Warrant Shares or other securities obtainable upon exercise of this Warrant for such Holder’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  The Holder agrees that this Warrant and any such Warrant Shares or other securities will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Securities Act or (ii) such sale or transfer is made pursuant to one or more exemptions from the Securities Act.

7.              Loss, Theft, Destruction or Mutilation of Warrant.

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder, a new Warrant of like date, tenor and denomination.

8.              Warrant Holder Not Stockholder.

This Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to Holders as set forth herein.

9.              Definitions.

In addition to the terms defined elsewhere in this Warrant, the following terms have the following meanings:

“Common Stock” shall mean the Common Stock, par value $.001 per share, of the Company, for which the Warrant is exercisable and any securities into which such common stock may hereafter be classified.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” shall mean the holder of this Warrant and “Holders” shall mean the holder of this Warrant and the holders of all other Warrants.

“Majority of the Holders” shall mean Holders of Warrants representing more than fifty percent (50%) of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding.

“Permitted Consideration” shall mean (a) cash or other funds immediately available to the Company or (b) Warrant Shares in the event of a net exercise in accordance with the terms hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Warrants” shall mean this Warrant, all similar Warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such similar Warrants.

10.           Communication.

All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, via a national recognized overnight mail delivery service, or by facsimile (provided the sender receives a machine-generated confirmation of successful transmission), if to the Company, to:

If to the Company:

Soligenix, Inc.
29 Emmons Drive
Suite C-10
Princeton, NJ 08540
Attn:  President
Facsimile:   (609) 452-6467

With a copy to (except in the case of Exercise Notices, Assignments and Partial Assignments):

Edwards Angell Palmer & Dodge LLP
One North Clematis Street, Suite 400
West Palm Beach, FL  33401-5552
Attn: Leslie J. Croland, P.A.
Facsimile:  (561) 655-8719

If to the Holder of this Warrant, to such Holder at the address listed on the records of the Company.

11.           Reservation of Warrant Shares; Listing.

The Company shall at all times prior to the Expiration Date have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal.

12.           Headings; Severability.

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

13.           Applicable Law.

This Warrant shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to the principles of conflicts of law thereof.

14.           Specific Performance.

The Company agrees that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms maybe specifically enforced by a decree for the specific performance of any obligation contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15.           Amendment, Waiver, etc.

Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company; provided, that the Expiration Date (subject to Section 2), nor this Section 15 may be amended without the consent of each affected Holder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly signed by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the Original Issue Date first above referenced.

SOLIGENIX, INC.

By:	Christopher J. Schaber
Name:	Christopher J. Schaber, PhD
Title:	President and CEO

ATTEST:

/s/ Joseph Warusz
Joseph Warusz
Secretary
[Corporate Seal]

ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto ____________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Soligenix, Inc.

Dated:_______________	Signature:_____________________

Address:______________________

PARTIAL ASSIGNMENT

FOR VALUE RECEIVED _______________ hereby assigns and transfers unto ____________________ the right to purchase _______ shares of the Common Stock, par value $.001 per share, of Soligenix, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Warrant on the books of Soligenix, Inc.

Dated:_______________	Signature:_____________________

Address:______________________

EXERCISE NOTICE

The undersigned hereby elects to purchase  _____________ shares of Common Stock of Soligenix, Inc. pursuant to the attached Warrant, and, if such Holder is not utilizing the cashless (or net) exercise provisions set forth in the Warrant, encloses herewith (if the undersigned shall not be utilizing the net exercise provisions of the Warrant) $________ in cash, certified or official bank check or checks or other immediately available funds, which sum represents the aggregate Per Share Warrant Price for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

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